Exhibit 10.4

Additional Default Provisions

Default.  The following are events of default under the Note, the Warrant, and any other document related to the transactions contemplated by Securities Purchase Agreement Document SPA-07122012: (i) the Borrower shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) the Company shall fail to pay any amount under the Warrant when due and payable (or payable upon exercise) thereunder; or (iv) the Company shall fail to honor its obligations under the Securities Purchase Agreement or any other document related to the Securities Purchase Agreement; or (v) any representation of the Company under Representations and Warranties Agreement Document RW-07122012 was untrue at the time it was made; or (vi) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (vii) the Borrower shall become insolvent; or (viii) the Borrower shall make a general assignment for the benefit of creditors; or (ix) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (x) an involuntary proceeding shall be commenced or filed against the Borrower; or (xi) the Borrower shall lose its ability to electronically transfer shares by “DWAC/FAST” transfer; or (xii) the Borrower shall lose its status as “DTC Eligible”; or the borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (xiii) the Borrower shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

COMPANY / BORROWER:

SILVER FALCON MINING, INC.

By: ____________________________

Pierre Quilliam

Chief Executive Officer

LENDER/HOLDER:

____________________________

JMJ Financial / Its Principal